                                                                   EXHIBIT 10.22

                              DATED 10th April 2002

                              API (NO. 23) LIMITED

                                     - and -

                     ARLINGTON PROPERTY INVESTMENTS LIMITED

                                     - and -

                          PAREXEL INTERNATIONAL LIMITED

                                     - and -

                        PAREXEL INTERNATIONAL CORPORATION

                    ----------------------------------------
                                    AGREEMENT

                         for grant of Lease relating to

                               The Quays Uxbridge

                    ----------------------------------------

                                      INDEX

CLAUSE                                                                      PAGE
 1.      Definitions etc................................................      1

 2.      Condition......................................................      3

 3.      Acquisition of the Premises....................................      3

 4.      Lincoln Lease..................................................      4

 5.      Lincoln Signage................................................      4

 6.      Enforcement of Building Contractor's Warranty..................      5

 7.      Provisions concerning the Works................................      6

 8.      Practical Completion ..........................................      8

 9.      Defects........................................................      8

10.      Tenant's Works.................................................      8

11.      Grant of Lease and Possession .................................      8

12.      No demise .....................................................      9

13.      Agreement not to be assigned...................................      9

14.      Title..........................................................      9

15.      Representations................................................     10

16.      Notices .......................................................     10

17.      Non merger ....................................................     11

18.      Grant of Lease and Possession .................................     11

19.      Guarantor......................................................     11

20.      Landlord's Guarantee ..........................................     12

21.      Building name..................................................     13

22.      Interest.......................................................     13

23.      Opinion Letter.................................................     13

24.      Jurisdiction...................................................     13

25.      Disputes dealt with by experts.................................     13

26.      Insurance......................................................     14

ANNEXURE l..............................................................     17

         Lease..........................................................     17

ANNEXURE 2..............................................................     18

         Licence for Alterations -Tenant's Works........................     18

ANNEXURE 3..............................................................     26

         Lincoln Lease (Third Floor)....................................     26

ANNEXURE 4..............................................................     27

         Opinion Letter.................................................     27

ANNEXURE 5..............................................................

         Outline Specification..........................................

ANNEXURE 6..............................................................

         Air Conditioning Warranty......................................

ANNEXURE 7..............................................................

         Side Letter....................................................

ANNEXURE 8 .............................................................

         JCT Contract Amendments........................................

                               AGREEMENT FOR LEASE

AN AGREEMENT made the 10th day of April 2002

BETWEEN:-

(1) API (NO. 23) LIMITED of Arlington House Arlington Business Park Theale Reading RG7 4SA ("the Landlord")

(2) ARLINGTON PROPERTY INVESTMENTS LIMITED of Arlington House as aforesaid ("the Landlord's Guarantor")

(3) PAREXEL INTERNATIONAL LIMITED of River Court 50 Oxford Road Denham Uxbridge Middlesex UB9 4DL ("the Tenant")

(4) PAREXEL INTERNATIONAL CORPORATION whose principal office is 160 Federal Street Massachusetts 02110 USA ("the Guarantor")

WHEREBY IT IS AGREED as follows:-

1.       DEFINITIONS ETC.

1.1      In this Agreement unless the context otherwise requires:-

         " AIR CONDITIONING WARRANTY" means a deed of warranty to be given by the Building Contractor in connection with the Works (in the form annexed hereto as Annexure 6)

         "BUILDING CONTRACT" means a JCT 1998 Design and Build form of building contract with Arlington's standard amendments which are attached at Annexure 8 and with such amendments as the Tenant shall approve (such approval not to be unreasonably withheld or delayed)

         "BUILDING CONTRACTOR" means Morgan Lovell Group PLC or such other building contractor as the Tenant shall approve (such approval not to be unreasonably withheld or delayed)

         "COMPLETION DATE" means the later of (i) 17th day of May 2002 or (ii) the Unconditional Date

         "CONDITION" means the completion of a transfer of the freehold of the Premises (being the land comprised in H.M. Land Registry Title Number AGL47068) to the Landlord but (for the avoidance of doubt) not the registration of such transfer at H.M. Land Registry

         "CONTRACTOR'S WARRANTIES" means the following deeds of warranty

         - Deed of Warranty dated 22 April 1994 made between The Noble Lewis Partnership (1) Lincoln (2) and The Burton Group Plc (3)

         - Deed of Warranty dated 31 March 1995 made between The Noble Lewis Partnership (1) Lincoln (2) and The Burton Group Plc (3)

         - Deed of Warranty dated 31 March 1995 made between Lovell Construction Limited (1) The Burton Group Plc (2)

         "DETAILED SPECIFICATION" means the specification for the works forming part of the Building Contract

         "LEASE" means the lease to be granted by the Landlord to the Tenant as hereinafter provided the form of which is attached at Annexure 1

         "LINCOLN" means Lincoln National (UK) Plc (Company Registration Number:
         1821029)

         "LINCOLN INSURANCE" means Lincoln Insurance Services Limited (Company Registration Number: 1814420)

         "LINCOLN LEASE" means the lease of the third floor of the Premises to be granted to Lincoln Insurance by the Landlord pursuant to the Purchase Contract which lease shall be in the form contained in Annexure 3

         "LINCOLN SIGNAGE" means any existing sign placard or advertisement placed outside the building on the Premises or affixed to the exterior of the building on the Premises stating the name and/or business of Lincoln

         "LONG STOP DATE" means the date 24 months from the Works Commencement Date

         "OUTLINE SPECIFICATION" means the specification listed in Schedule 1 and annexed hereto as Annexure 5 as added to altered or varied from time to time in accordance with the provisions of this Agreement

         "PRACTICAL COMPLETION" means practical completion of the Works pursuant to the Building Contract

         "PREMISES" means the property known as The Quays Uxbridge more particularly described in the form of lease annexed as Annexure 1

         "PROGRAMME" means a programme and methodology for the carrying out of the Works submitted to and approved by the Tenant under clause 7.2.2

         "PURCHASER" means any person acquiring a freehold or long leasehold interest in the Premises

         "PURCHASE CONTRACT" means an agreement of even date with this Agreement between Lincoln and the Landlord relating to the acquisition of the Premises and the grant of the Lincoln Lease

         "SIDE LETTER" means the side letter in the form of the draft attached at Annexure 7 to be issued by the Landlord to the Tenant on completion of the Lease

         "TARGET DATE FOR COMPLETION" means the date 18 months from the Works Commencement Date

         "TENANT'S WORKS" means any works intended to be carried out by the Tenant which are approved by the Landlord pursuant to CLAUSE 10

         "TERMINATION DATE" means 31st December 2002

         "TRANSFER" the transfer in the form of the draft provided to the Tenant's solicitor and which is attached to the Purchase Contract

         "UNCONDITIONAL DATE" means the date that the Condition is satisfied

         "WORKS COMMENCEMENT DATE" means as soon as reasonably practicable after the earlier of (i) the expiry of the Lincoln Lease or (ii) a written request by the Tenant to commence the Works

         "WORKING DAY" any day except Saturday Sunday and bank or other public holidays in England

         "WORKS" means the installation at the premises of three roof mounted air handling units as described or referred to in the Detailed Specification

1.2 If the Tenant or the Guarantor is more than one person any reference to the Tenant or the Guarantor shall include a reference to each such person and any obligation on the part of the Tenant or the Guarantor shall take effect as a joint and several obligation by all the persons entering into the same

1.3 Reference in this Agreement to the Landlord means API (No.23) Limited only and for the avoidance of doubt the obligations of the Landlord hereunder are personal to API (No.23) Limited and shall not bind its assigns or successors in title

1.4 Reference in this Agreement to any numbered Clause, Schedule or Annexure is a reference to the clause or schedule of or annexure to this Agreement so numbered

1.5 Any headnotes and marginal notes in this Agreement are for convenience only and do not form part of this Agreement and shall not be referred to in construing it

2.       CONDITION

2.1      Clauses 3.4, 3.5, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 17, 18, 21, 22, 23
         and 25 (inclusive) of this Agreement are conditional upon the Unconditional Date occurring and shall come into effect on the Unconditional Date

2.2 The remainder of this Agreement has effect from the date of this Agreement

2.3 If the Unconditional Date does not occur on or before the Termination Date then either party hereto may terminate this Agreement at any time after the Termination Date (but shall not be entitled to terminate this Agreement pursuant to this clause after the Unconditional Date occurs) by serving written notice on the other party upon which this Agreement will determine

2.4 Such termination is without prejudice to any rights that any party may have against another party for antecedent breach of this Agreement

3.       ACQUISITION OF THE PREMISES

3.1 The Landlord shall comply in all material respects with all obligations on its part contained in the Purchase Contract and use its reasonable endeavours to procure that Lincoln complies with its obligations therein

3.2 The Landlord shall not make any variation to the provisions of the Transfer which would adversely affect the rights or obligations of the Tenant under this Agreement and/or Lease and/or the Lincoln Lease nor vary the completion date (by more than 5 Working Days) or waive any obligations and conditions imposed on Lincoln in respect of the Contractor's Warranties in the Purchase Contract and/or imposed on Lincoln Insurance relating to the entry into of the Lincoln Lease

3.3 Prior to completion of the purchase of the Premises the Landlord will obtain an H.M. Land Registry Priority Search in favour of the Landlord and/or any mortgagee in respect of Title Number AGL 47068 and shall provide a certified copy thereof to the Tenant

3.4 Within ten Working Days of completion of the purchase of the Premises the Landlord shall provide to the Tenant a certified copy of the Transfer of the Premises duly stamped with ad valorem stamp duty and a Pd stamp

3.5      The Landlord shall procure that:-

         3.5.1 duly completed H.M. Land Registry applications are submitted together with the relevant fee and all necessary accompanying documentation to the relevant District Land Registry in order to register the Landlord with absolute title in respect of the Premises within the priority period conferred by the search referred to in clause 3.3 and shall also procure that certified copies of such applications (and any supporting documentation) will be provided at the same time to the Tenant; and

         3.5.2 all necessary steps are taken in order to ensure that the Landlord is registered with title absolute in respect of the Premises including responding to all requisitions raised by H.M. Land Registry and the Tenant is kept informed of the progress of such applications (including being provided with copies of any requisitions raised and replies thereto)

         3.5.3 the Tenant is notified as soon as reasonably practical upon the completion of such application and that office copy entries and the relevant filed plan are provided to the Tenant in respect of the Landlord's registered title as soon as reasonably practical following completion of such application

4.       LINCOLN LEASE

4.1 The Landlord shall comply with all obligations on its part in the Purchase Contract relating to the grant of the Lincoln Lease and shall use its reasonable endeavours to procure that Lincoln Insurance complies with its obligations in the Purchase Contract in relation thereto

4.2 It is agreed that rent under the Lincoln Lease is due to the Tenant from the commencement of the Lincoln Lease and accordingly the Landlord shall not collect any rent under the terms of the Lincoln Lease

5.       LINCOLN SIGNAGE

         The Landlord shall procure that as soon as practically possible after the Completion Date but in any event within 2 months after the Completion Date the Lincoln Signage is removed from the Premises and that all damage caused by such removal is made good to the reasonable satisfaction of the Tenant

6.       ENFORCEMENT OF BUILDING CONTRACTOR'S WARRANTY

6.1 The Landlord shall request Lincoln to assign the benefit of the Contractor's Warranties to it either on completion of the acquisition of the Premises or as soon as reasonably practicable thereafter and shall provide a certified copy of each such assignment to the Tenant together with a certified copy of all consents required to the relevant assignment

6.2 At the request of the Tenant and following the relevant assignment and subject to clause 6.4 the Landlord shall use its reasonable endeavours to diligently enforce the Landlord's rights pursuant to the relevant Contractor's Warranty in relation to any defects or other faults in the Premises

6.3 The Landlord shall not compromise or waive any claims it may have pursuant to the Contractor's Warranties in any way

6.4 Notwithstanding the provisions contained in clause 6.2 the Landlord shall not be required to take any action pursuant to 6.2 if and to the extent that:-

         6.4.1 the relevant building contractor has been adjudicated bankrupt or is in liquidation; and/or

         6.4.2 the Landlord is advised in writing by Counsel of not Jess than 10 years standing that any such action would have a less than 50% chance of success

6.5 The Tenant shall save harmless and fully indemnify the Landlord within 10 Working Days of demand in respect of all proper costs and expenses incurred by the Landlord in relation to or otherwise arising out of compliance by the Landlord with the obligations in this clause provided always that (where reasonably required by the Landlord) before incurring any costs and expenses under this clause the Landlord may acting reasonably require the Tenant to deposit a sum of money to cover any anticipated costs and expenses or to provide such other security as the Landlord shall reasonably require

6.6 The Landlord shall pay to the Tenant all costs expenses and damages recovered by the Landlord under the Contractor's Warranties and shall hold such monies on trust for the Tenant pending such payment

6.7 The Landlord shall keep the Tenant fully and regularly informed of all steps taken by it pursuant to clause 6.2 of this Agreement and will allow the Tenant the opportunity to jointly instruct Counsel referred to in 6.4.2 and the opportunity of attending any conferences with Counsel referred to in 6.4.2

6.8 The Landlord will allow the Tenant to make representations to it both in relation to the prosecution of claims and the conduct of proceedings and the Landlord will pay due regard to such representations

6.9 In relation to each Contractor's Warranty which has been assigned to the Landlord, the Landlord shall so far at it is legally able to do so assign the benefit of its rights and interest under such Contractor's Warranty or Warranties to a Purchaser and shall procure a direct covenant in favour of the Tenant from such Purchaser whereby the Purchaser covenants with the Tenant to observe and perform the obligations of the Landlord under this clause 6 (including for the avoidance of doubt this clause 6.9) until 21 October 2003

7.       PROVISIONS CONCERNING THE WORKS

7.1.1 It is hereby agreed and declared by the parties hereto that the new air handling units to be installed by the Landlord as part of the Works in place of the 3 existing air handling units are to have a performance criteria (in terms of delivering heating, cooling, humidification, ventilation and where reasonably practicable acoustic levels) which is equivalent to the existing air handling units but no better than the existing handling units

7.1.2 Accordingly the Landlord and the Tenant shall as soon as reasonably practicable following the Completion Date liaise with one another to agree a mutually convenient time at which the Landlord and the Tenant and their professional advisors can attend the Premises to inspect and test the existing air handling units to ascertain their existing performance and to establish a performance criteria (in terms of delivering heating, cooling, humidification, ventilation and where reasonably practicable acoustic levels) based upon and equivalent to such existing air handling units ("the Performance Criteria")

7.1.3 If there is any dispute as to the ascertainment of the Performance Criteria then either the Landlord or the Tenant may by notice in writing to the other within fourteen days after the date of the meeting at the premises refer the matter for determination pursuant to clause 25

7.2.1 The Landlord shall procure that a Detailed Specification is prepared in consultation with the Tenant as soon as reasonably practicable after the Performance Criteria has been agreed or determined pursuant to clause 7.1 and shall submit the same to the Tenant for approval (such approval not to be unreasonably withheld or delayed) provided that if the proposed Detailed Specification satisfies the Performance Criteria and the Outline Specification then the Tenant shall not be entitled to withhold its approval.

7.2.2 The Landlord shall procure that the Programme is prepared as soon as reasonably practicable after the Performance Criteria has been agreed or determined pursuant to clause 7.1 and shall submit the draft Programme to the Tenant for approval (such approval not to be unreasonably withheld or delayed)

7.3.1 As soon as reasonably practicable after the date hereof the Landlord shall (to the extent not already done) enter into the Building Contract and provide a certified copy of the same to the Tenant and procure that the Works are commenced with all reasonable speed and carried out in a good and workmanlike manner in accordance with the provisions of the Building Contract the Programme and the Detailed Specification and shall use all reasonable endeavours to procure that the Works are practically completed on or before the Target Date but such period shall be extended by such further period as is reasonable if there shall he any delay from any cause entitling the Building Contractor to an extension of time under the Building Contract (not being caused by the default or omission of the Landlord) or from any cause whatsoever beyond the reasonable control of the Landlord

7.3.2 If the Works shall not have been practically completed by the Long Stop Date then the Tenant may carry out the Works in which case the Landlord shall reimburse to the Tenant the proper cost of carrying out the Works including proper consultants fees

7.4      The Landlord reserves the right but at no charge to the Tenant

         7.4.1 to substitute materials and fitments of at least the same suitability and quality as those contained in the Detailed Specification if at any time such materials or fitments are not reasonably procurable or not procurable within a reasonable time or do not comply with any statutory requirements and to vary the Detailed Specification as may be necessary in consequence of the use of such substituted materials or fitments but not further or otherwise

         7.4.2 to make such other alterations to the Works as may be approved by the Tenant such approval not to be unreasonably withheld or delayed

7.5 The Landlord shall convene meetings at intervals of not more than one month at which there shall be present such of the professional advisers and/or contractors in respect of the Works as the Landlord may consider appropriate for the purposes of consultation and liaison with the Tenant and inspecting and reviewing the progress of the Works and the Tenant may by itself and/or by its representative or surveyor attend such meetings and shall be entitled to express its views on any matter relating to the Works to the Landlord but Shall not give or attempt to give any instructions to any contractor or professional adviser

7.6 The Landlord shall give to the Tenant not less than 10 Working Days' notice of the date on which it anticipates that any decision as to the issue of a statement of practical completion under the Building Contract is to be given and the Tenant shall by itself or its representative or surveyor thereafter be entitled to attend such meeting and prior thereto to inspect the Works and shall send its observations in writing as to any matters relating to the Works to the Landlord not later than 2 Working Days prior to the said date and may make verbal observations to the Landlord on the said date and the Landlord shall procure that all such written and verbal observations are drawn to the attention Of the person deciding to issue such statement of practical completion but so that such person shall not in any way be fettered thereby

7.7 The Landlord shall procure that within 14 days of entering into Building Contract the Building Contractor shall provide to the Tenant the Air Conditioning Warranty

7.8.1 Notwithstanding that the Tenant may be in occupation of the Premises or that the Lease may have been granted the Landlord its agents building contractors and professional advisers or others shall have full right of entry from the Works Commencement Date upon those parts of the Premises and every part thereof which are reasonably required so as to enable the Works to be carried out as expeditiously as possible and in accordance with the Programme with equipment machinery and materials at all reasonable times for the purposes of carrying out the Works

7.8.2 The Landlord and the Tenant shall liaise with each other in connection with the Programme and the access arrangements for the Landlord and the Building Contractor so as to enable the Tenant at the same time to carry out its fit out works provided further that the Tenant shall not in any way hinder or interfere with the Building Contractor's access to the Premises or any part thereof or do anything which would put the Landlord in breach of the terms of the Building Contract

7.8.3 The Landlord or the person exercising the rights of entry hereunder shall ensure that such rights are exercised so as to cause as little disturbance interference or inconvenience to the Tenant and any other occupier of the Premises as is reasonably practicable and the person exercising such rights shall make good any damage caused to Premises as soon as reasonably practicable

8.       PRACTICAL COMPLETION

8.1 The statement of practical completion of the Works issued under the Building Contract shall (subject to Clause 8.2) be final and binding on the parties hereto as to the date and fact of Practical Completion

8.2 If there is any dispute as to the date or fact of Practical Completion either the Landlord or the Tenant may by notice in writing to the other within fourteen days after the date of such statement refer the matter for determination pursuant to CLAUSE 25

9.       DEFECTS

The Landlord will procure that the Building Contractor makes good to the reasonable satisfaction of the Tenant within a reasonable time of receipt of notification thereof any defects or other faults in the Works which:-

9.1      are not in accordance with the Building Contract and

9.2      appear within a period of 12 months from the date of Practical
         Completion and

9.3 are notified in writing by the Tenant to the Landlord not later than seven days before the date of expiration of the period of 12 months from the date of Practical Completion

10.      TENANT'S WORKS

10.1 If the Tenant desires to carry out any fitting out works to the Premises which would require the approval of the Landlord pursuant to the Lease the Tenant shall at its own cost prepare in triplicate and submit to the Landlord for approval (such approval not to be unreasonably withheld or delayed provided that the Tenant first enters into such covenants with the Landlord as the Landlord reasonably requires including reinstatement) plans and specifications or other adequate details of such fitting out works which it desires to carry out. Any such works which are approved by the Landlord are "TENANT'S WORKS"

10.2 The Tenant and the Guarantor shall first enter into a licence for alterations in respect of the Tenant's Works prior to the Tenant commencing the Tenant's Works in the form of the draft licence annexed hereto as ANNEXURE 2

11.      GRANT OF LEASE AND POSSESSION

11.1     On the Completion Date the Landlord will

         11.1.1 grant or procure the grant of the Lease and the Tenant and the Guarantor will execute and deliver to the Landlord a counterpart thereof; and

         11.1.2   issue the Side Letter to the Tenant

11.2 The Tenant and the Guarantor having executed the counterpart Lease in escrow the conditions of the escrow being:-

         11.2.1   that the Unconditional Date occurs

         11.2.2   the grant of the Lincoln Lease

         11.2.3 that the consents of the Mortgagees or chargees to the grant of the Lease have been obtained

         11.2.4 the issue of the Side Letter simultaneously with the grant of the Lease

         11.2.5 vacant possession (save in relation to the third floor of the Premises)

         and subject to the all of the conditions of the escrow being satisfied the Tenant and the Guarantor hereby irrevocably authorise the Landlord to complete the Lease on their behalf

11.3 Completion of the grant of the Lease shall take place at the offices of the Landlord's solicitors

11.4 The Lease shall be in the form of the draft lease annexed hereto as ANNEXURE 1 and the lease and counterpart thereof shall be prepared by the Landlord's solicitors

11.5     The term of the Lease shall be 20 years commencing on the Completion
         Date

11.6 The initial rent to be reserved by the Lease shall be L2,109,670.00 per annum

11.7 The review dates to be inserted in CLAUSE 7.15 of the Lease shall be every fifth anniversary of the date referred to in CLAUSE 11.5

11.8 Rent first reserved shall commence to be payable on the date which is 18 months after the Completion Date and all rents service charges and outgoing payable by the Tenant under the Lease shall commence to be payable on the Completion Date

11.9.1 (Save as referred to in Clause 14.2.5) Vacant possession of the Premises shall be given on completion of the Lease

11.9.2 The Landlord and the Tenant shall prior to completion jointly inspect the Premises as early as possible on the Completion Date to ascertain whether vacant possession of the Premises (excluding the third floor which is to be leased to Lincoln Insurance) can be given and in ascertaining such matters the parties shall act reasonably and in good faith and shall immediately notify their respective solicitors as to whether vacant possession (as aforesaid) can be given.

11.10 On the date which is 18 months after the Completion Date the Landlord shall pay to the Tenant the sum of L1,250,000 together with VAT (if any) properly payable thereon upon receipt of a valid VAT invoice

12.      NO DEMISE

Pending completion of the grant and acceptance of the Lease this Agreement shall not operate as a demise of the Premises

13.      AGREEMENT NOT TO BE ASSIGNED

This Agreement (save for the provisions of Clauses 6, 7, 8 and 9) is personal to the Tenant and the Guarantor and (save as aforesaid) shall not be assigned or disposed of by the Tenant in any manner whatsoever. No obligation of the Landlord under this Agreement shall be enforceable by any person except for the Tenant and the Guarantor (save for the provisions of Clauses 6, 7, 8 and 9)

14.      TITLE

14.1 The Standard Conditions of Sale (Third Edition) shall be incorporated in this Agreement so far as the same are not varied by or inconsistent with the provisions of this Agreement

14.2     The Premises are let subject to and with the benefit of:

         14.2.1 all matters contained or referred to in the Property and Charges Register of Title Number AGL47068 (save for financial charges) and the documents listed in the Schedule 2 insofar as they relate to the Premises to the extent that these relate to or affect the Premises and are still subsisting and capable of taking effect

         14.2.2 all local land charges whether registered or not before the date hereof and all matters capable of registration as local land charges whether or not actually so registered

         14.2.3 all notices charges orders resolutions demands plans proposals requirements restrictions agreements conditions directions or other matters whatsoever served or made by any local or other competent authority before on or after the date hereof and

         14.2.4 whether the title is registered at H.M. Land Registry or not all such matters as are referred to in Section 70 of the Land Registration Act 1925

         14.2.5 a lease of the third floor of the Premises in the form of the draft annexed hereto at Annexure 4 which is entered into prior to the completion of the Lease pursuant to this Agreement

14.3 The Tenant shall be deemed to have full knowledge and notice of the present use and the permitted use of the Premises and shall not be entitled to require any information or to raise any objections or requisitions in regard to the present use or permitted use of the Premises or any contravention of any legislation (including any regulations orders or other subordinate legislation) relating to the Town and Country Planning Act 1990 or any development which may have been carried out since 1st July 1948

15.      REPRESENTATIONS

The Tenant hereby admits and confirms

15.1 that save in respect of the written statements of the Landlord's solicitors and Lincoln's solicitors prior to the date hereof no representation whether oral or written has been made to it prior to the date hereof by or on behalf of the Landlord concerning the Premises which has influenced or persuaded it to enter into this Agreement or which forms part of this Agreement or of any agreement collateral herewith and

15.2 that it has obtained advice and information with regard to the Premises independently of the Landlord

15.3     that this Agreement constitutes the entire contract between the parties

16.      NOTICES

Any notice hereunder shall be in writing and may be served in the case of either party at their addresses hereinbefore set out or at such other address as the respective parties may from time to time in writing specify and shall be sufficiently served if sent by A.R. recorded delivery post and shall in such case be deemed to be served when it would be received in the normal course of post

17.      NON MERGER

Save in so far as they have been performed or can be provided for in the Lease the provisions of this Agreement shall remain in full force and effect after and notwithstanding completion of the Lease

18.      VAT

All monies payable by either party hereunder shall be exclusive of value added tax and the party making the payment shall pay any value added tax chargeable in respect of any supply made by the other hereunder and further shall indemnify the other in respect of any value added tax payable by the other to any third party in connection with any matter arising hereunder save insofar as any such tax is recoverable by the other as an input for value added tax purposes

19.      GUARANTOR

In consideration of the Landlord entering into this Agreement with the Tenant at the request of the Guarantor the Guarantor guarantees to the Landlord:-

19.1 That the Tenant will comply with all the terms of this Agreement and that the Guarantor will make good to the Landlord on demand all losses costs damages and expenses occasioned to the Landlord by any default of the Tenant in complying with such terms and that although as between the Tenant and the Guarantor the Guarantor may only be a guarantor for the Tenant as between the Guarantor and the Landlord the Guarantor shall be liable as if the Guarantor were a principal debtor or covenantor for all obligations herein contained and is jointly and severally liable with the Tenant for the same

19.2 The obligations of the Guarantor set out in this clause shall remain in full force and effect notwithstanding:-

         19.2.1 any modification of whatsoever nature which may be made in the structure style or legal form of the Tenant

         19.2.2 any forbearance time indulgence or other concession which may be made in the structure style or legal form of the Tenant

         19.2.3 any variation amendment or modification of the terms conditions or other provisions of this Agreement whether or not such variation amendment or modification is effected with the consent or knowledge of the Guarantor and whether or not such variation amendment or modification may increase or otherwise vary the liability of me Guarantor under this Agreement

         19.2.4 any invalidity in or irregularity or unenforceability of the obligations or the Tenant under this Agreement or any invalidity in or irregularity in the execution of this Agreement by the Tenant or any deficiency in the powers of the Tenant to enter into this Agreement

         19.2.5 any delay on the part of the Tenant to take steps to enforce performance or observance of the or any of the Tenant's obligations in this Agreement or which may be allowed by The Tenant to the Landlord

         19.2.6 any assignment of this Agreement or the liquidation or bankruptcy (as the case may be) of the Tenant

         19.2.7 any other act or thing or omission which but for this provision might operate to exonerate or release the Guarantor

19.3 That in the event of the Tenant becoming bankrupt or entering into liquidation and the trustee in bankruptcy or the liquidator disclaiming the Agreement and The Landlord within two months after the disclaimer serving upon the Guarantor a notice to do so the Guarantor will take up the Lease on the terms of this Agreement in place of the Tenant

19.4 That upon completion of the Lease in accordance with CLAUSE 11 hereof the Guarantor will as surety enter into the Lease and into any Licence for Alterations pursuant to CLAUSE 10.2

20.      LANDLORD'S GUARANTEE

20.1 In consideration of the Tenant entering into this Agreement with the Landlord at the request of the Landlord's Guarantor the Landlord's Guarantor guarantees to the Tenant that the Landlord will comply with clauses 7,8, 9 and 11.10 and that in case of default by the Landlord the Landlord's Guarantor will on demand pay and make good to the

         Tenant all losses damages costs and claims arising out of such default and that although as between the Landlord and the Landlord's Guarantor the Landlord's Guarantor may only be a guarantor for the Landlord as between the Landlord's Guarantor and the Tenant the Landlord's Guarantor shall be liable as if the Landlord's Guarantor were a principal debtor or covenantor for all obligations contained in this clause and is jointly and severally liable with the Landlord for the same

20.2 The obligations of the Landlord's Guarantor set out in this clause shall remain in full force and effect notwithstanding:-

         20.2.1 any modification of whatsoever nature which may be made in the structure style or legal form of the Landlord

         20.2.2 any forbearance time indulgence or other concession which may be made in the structure style or legal form of the Landlord

         20.2.3 any variation amendment or modification of the terms conditions or other provisions of this Agreement whether or not such variation amendment or modification is effected with the consent or knowledge of the Landlord's Guarantor and whether or not such variation amendment or modification may increase or otherwise vary the liability of the Landlord's Guarantor under this Agreement

         20.2.4 any invalidity in or irregularity or unenforceability of the obligations or the Landlord under this Agreement or any invalidity in or irregularity in the execution of this Agreement by the Landlord or any deficiency in the powers of the Landlord to enter into this Agreement

         20.2.5 any delay on the part of the Landlord to take steps to enforce performance or observance of the or any of the Landlord's obligations in this Agreement or which may be allowed by the Tenant to the Landlord

         20.2.6 any assignment of this Agreement or the liquidation or bankruptcy (as the case may be) of the Landlord

         20.2.7 any other act or thing or omission which but for this provision might operate to exonerate or release the Landlord's Guarantor

21.      BUILDING NAME

The Tenant shall have the right to determine the name of the building situated on the Premises such name to be first approved by the Landlord (such approval not to be unreasonably withheld or delayed) which may (if the Tenant chooses) be linked to the name or business of the Tenant

22.      INTEREST

Any party obliged to make payment under this Agreement shall pay to the receiving party on demand interest at the rate of 3% per annum above the base lending rate from time to time of Barclays Bank Plc on all monies payable pursuant to this Agreement which are not paid on the

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                                       14

due date in respect of the period from and including the due date up to the date of payment in cleared funds (and whether before or after any judgment)

23.      OPINION LETTER

On or before completion of the Lease the Tenant and/or the Guarantor shall procure the giving of an opinion letter from Hale and Dorr or such other firm as the Landlord shall approve (such approval not to be unreasonably withheld or delayed) in the form annexed hereto as ANNEXURE 4 in respect of the Lease such opinion letter to be addressed to the Landlord or such other person as the Landlord shall specify

24.      JURISDICTION

This Agreement shall be construed in accordance with the law of England and Wales and the Landlord and the Tenant and the Guarantor each submit to the non-exclusive jurisdiction of the Courts of England and Wales

25.      DISPUTES DEALT WITH BY EXPERTS

Where under this Agreement any issue is required to be dealt with by or submitted for the determination of an expert the following shall apply:-

25.1 the expert shall be an Independent Consultant Engineer and shall be appointed by the parties jointly or if they cannot or do not agree on the appointment on the request of either party appointed by the President (or other acting senior officer for the time being) of the Royal Institution of Building Services Engineers

25.2 the person so appointed shall act as an expert not as an arbitrator and the decision of the expert shall be final and binding except in the case of manifest error

25.3 the expert so appointed shall afford the parties the opportunity to make representations to him; and

25.4 the fees and expenses of the expert including the costs of his nomination shall be borne equally by the parties (unless they otherwise agree) and each party shall bear their own costs with respect to the determination of the issue by the expert unless he shall otherwise determine

26.      INSURANCE

If the Premises shall be destroyed on or before the Completion Date the Tenant and the Guarantor shall in any event complete the Lease on the Completion Date and the provisions of Clause 5.6 of the Lease shall apply accordingly.

IN WITNESS whereof the parties hereto have executed this document is a deed the day and year first before written

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                                       15

EXECUTED as a DEED by           )
THE LANDLORD                    )
acting by:-                     )

                                Director [ILLEGIBLE]

                                Director/Secretary [ILLEGIBLE]

EXECUTED as a DEED by           )
THE LANDLORD'S GUARANTOR        )
acting by:-                     )

                                Director [ILLEGIBLE]

                                Director/Secretary [ILLEGIBLE]

                                   SCHEDULE 1

The Scope of Works for the replacement of Air Handling Units produced by GW Consultants dated March 2002.

                                   SCHEDULE 2

           DATE                     DOCUMENT

1.       19.4.1990           Section 52 Agreement made between (1) the Mayor and
                             Burgesses of the London Borough of Hillingdon (2)
                             Burton Property Trust Limited (3) Law 96 Limited

2.       3.3.1992            Licence relating to the discharge of surface water
                             made between (1) British Waterways Board and (2)
                             Uxbridge Springwaters Developments Limited
                             ("Uxbridge")

3.       3.3.1992            Licence relating to the discharge of surface water
                             made between (1) British Waterways Board and (2)
                             Uxbridge

4.       22.4.1994           Deed of Variation made between (1) Burton Property
                             Trust Limited (2) Uxbridge (3) Denham Yacht Station
                             Limited (4) The Burton Group plc (5) The Mayor and
                             Burgesses of the London Borough of Hillingdon

5.       22.4.1994           Agreement relating to Section 38 of the Highways
                             Act between (1) The Mayor and Burgesses of the
                             London Borough of Hillingdon and (2) Uxbridge

6.       Undated             BT Wayleave Agreement

7.       28.5.1996           Letter from London Borough of Hillingdon to
                             Uxbridge

8.       5.11.1998           Letter from Lincoln Insurance Services Limited to
                             Cable & Wireless Communication Services Limited